                        HOUSTON INDUSTRIES INCORPORATED
                                  SAVINGS PLAN

              (As Amended and Restated Effective January 1, 1994)


                                Fourth Amendment
                                ----------------


          The Benefits Committee of Houston Industries Incorporated, a Texas corporation (the "Company"), having been delegated the right under Section 10.e of the Houston Industries Incorporated Savings Plan, as amended and restated effective January 1, 1994 and thereafter amended (the "Plan"), to amend the Plan in certain respects, does hereby amend the Plan, effective as of the dates provided herein, as follows:

          1. The second sentence of Section 1.11 of the Plan is hereby amended, effective January 1, 1995, to read as follows:

     "Compensation specifically includes salaries, wages, commissions, overtime, benefits paid under the Houston Industries Incorporated Executive Incentive Compensation Plan (including annual and long-term awards), the KBLCOM Incorporated Executive Incentive Compensation Plan and the Houston Industries Energy, Inc. Annual Incentive Compensation Plan, and any other payments of compensation which would be subject to tax under Code Section 3101(a), without the dollar limitations of Code Section 3121(a)(1)."

          2. Section 1.25 of the Plan is hereby amended, effective May 1, 1995, to read as follows:

          "1.25 ESOP Trustee: Prior to May 1, 1995, State Street Bank and Trust Company, a Massachusetts trust company, and from and after May 1, 1995, The Northern Trust Company."

          3. Section 1.42 of the Plan is hereby amended, effective May 1, 1995, to read as follows:

          "1.42 Savings Trustee: Prior to May 1, 1995, Texas Commerce Bank National Association, and from and after May 1, 1995, The Northern Trust Company."

          IN WITNESS WHEREOF, the Benefits Committee of Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 6th day of April, 1995, but effective as of the dates specified herein.

                                     BENEFITS COMMITTEE OF
                                     HOUSTON INDUSTRIES INCORPORATED


                                         /s/ D. D. Sykora
                                     By_________________________________
                                        D. D. Sykora
                                        Chairman

ATTEST:

/s/ E. P. Weylandt
_________________________________
Assistant Corporate Secretary

                                      -2-